Household Consumer Loan Trust, 1996-2
Series 1996-2 Owner Trust Calculations
Due Period Ending	Nov 30, 2001
Payment Date	Dec 17, 2001

Calculation of Interest Expense

Index (LIBOR)	2.080000%
Accrual end date, accrual beginning date and days in Interest Period	Dec 17, 2001	Nov 15, 2001	32
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	124,454,973.07	25,826,470.09	33,568,377.33	24,407,575.35	10,774,597.21	20,403,500.57
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.17%	0.32%	0.42%	0.65%	1.00%
Rate (capped at 13%, 15%, 15%, 15%, 16%)	2.250000%	2.400000%	2.500000%	2.730000%	3.080000%
Interest/Yield Payable on the Principal Balance	248,910	55,096	74,596	59,229	29,498
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	248,910	55,096	74,596	59,229	29,498
Interest/Yield Paid	248,910	55,096	74,596	59,229	29,498

Summary

Beginning Security Balance	124,454,973	25,826,470	33,568,377	24,407,575	10,774,597	20,403,501
Beginning Adjusted Balance	124,454,973	25,826,470	33,568,377	24,407,575	10,774,597
Principal Paid	4,186,857	868,815	1,129,257	821,083	362,463	736,135
Ending Security Balance	120,268,116	24,957,655	32,439,121	23,586,493	10,412,134	19,717,248
Ending Adjusted Balance	120,268,116	24,957,655	32,439,121	23,586,493	10,412,134
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	120,317,999	24,957,655	32,439,121	23,586,493	10,412,134
Minimum Adjusted Balance		18,800,000	24,500,000	17,800,000	7,900,000	14,800,000
Certificate Minimum Balance					7,011,763
Ending OC Amount as Holdback Amount						14,620,525
Ending OC Amount as Accelerated Prin Pmts						5,096,723

Beginning Net Charge offs	0	0	0	0	0	0
Reversals	0	0	0	0	0	0
Charge offs	0	0	0	0	0	0
Ending Net Charge Offs	0	0	0	0	0	0

Interest/Yield Paid per $1000	$0.3134886	$1.0546797	$1.0986214	$1.1996972	$0.7997194
Principal Paid per $1000	$5.2731195	$16.6312232	$16.6311729	$16.6312088	$9.8265662